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                                                                    Exhibit 99.3

                                    GUARANTY

          THIS GUARANTY is entered into as of August 23, 2006 (this "Guaranty"), by MEGGITT PLC, a public limited company organized under the laws of England and Wales ("Guarantor"), in favor of and for the benefit of FIREARMS TRAINING SYSTEMS, INC., a Delaware corporation (the "Company"), and in favor of and for the benefit of the stockholders of the Company listed on the signature pages hereto (the "Principal Stockholders"; the Company and each Principal Stockholder, a "Guaranteed Party", and collectively, the "Guaranteed Parties").

          WHEREAS Meggitt-USA, Inc., a Delaware corporation and a wholly owned subsidiary of Guarantor ("Parent") and Poole Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of Parent ("Merger Sub" and, together with Parent, the Guarantor Subsidiaries") are wholly owned subsidiaries of the Guarantor;

          WHEREAS Parent, Merger Sub and the Company are party to that certain Agreement and Plan of Merger dated as of the date hereof (as such agreement may hereafter be amended, supplemented or modified from time to time, the "Merger Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined);

          WHEREAS Parent and the Principal Stockholders are party to that certain Principal Stockholders Agreement dated as of the date hereof (as such agreement may hereafter be amended, supplemented or modified from time to time, the "Principal Stockholders Agreement" and, together with the Merger Agreement, the "Transaction Agreements");

          WHEREAS it is desired that Guarantor fully and unconditionally guarantee the Guaranteed Obligations (as defined below) as provided herein for the benefit of the Guaranteed Parties; and

          WHEREAS as a condition and inducement to the willingness of the Company to enter into the Merger Agreement and the Principal Stockholders to enter into the Principal Stockholders Agreement, each of the Company and each Principal Stockholder has required Guarantor to enter into this Guaranty.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

          1. GUARANTY. (a) In order to induce the Company to enter into the Merger Agreement and the Principal Stockholders to enter into the Principal Stockholders Agreement, Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual performance and payment in full of all Guaranteed Obligations (as hereinafter defined) when the same shall become due, whether

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under the Transaction Agreements, by operation of Law or otherwise. The Guaranty is a guaranty of performance and payment when due and not merely of collection. The obligations of Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor regardless of whether any action is brought against either or both of the Guarantor Subsidiaries or whether either or both of the Guarantor Subsidiaries is joined in any such action or actions. The Guaranty shall be unconditional regardless of any lack of enforceability arising from or relating to actions, omissions or characteristics of Parent, Merger Sub or their respective Affiliates of either or both of the Transaction Agreements or any bankruptcy, insolvency or similar proceeding with respect to either or both of the Guarantor Subsidiaries. Guarantor acknowledges that the Guaranteed Obligations are being incurred for and will inure to the benefit of each Guaranteed Party.

          (b) For the avoidance of doubt, it is the intention of the parties to this Guaranty that this Guaranty grant to the Guaranteed Parties full access and full recourse against Guarantor as if Guarantor was a party to the Merger Agreement and the Principal Stockholder Agreement.

          (c) The term "Guaranteed Obligations" is hereby defined, and is used herein, in its most comprehensive sense, and includes any and all obligations of the Guarantor Subsidiaries however arising under, pursuant to or in connection with (i) the Merger Agreement with respect to the Company and (ii) the Principal Stockholders' Agreement with respect to the Principal Stockholders, in each case, including all liabilities, indemnities, interest, fees, costs and expenses (including legal fees and expenses of counsel) of whatsoever nature, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due and, without limiting in any way the generality of the foregoing, further including, with respect to the Merger Agreement, Sections 4.1, 4.2, 4.3, 5.2(g), 6.8 and 6.9 of the Merger Agreement and, with respect to the Principal Stockholders Agreement, Sections 2(c), 3(II) and 4 of the Principal Stockholders' Agreement.

          (d) Any interest on any portion of the Guaranteed Obligations that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of either or both of the Guarantor Subsidiaries (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantor and Guaranteed Parties that the Guaranteed Obligations should be determined without regard to any rule of law or order that may relieve either or both of the Guarantor Subsidiaries of any portion of such Guaranteed Obligations.

          (e) In the event that all or any portion of the Guaranteed Obligations is performed (by payment or otherwise) by Parent and/or Merger Sub, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such performance (by payment or


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otherwise) is rescinded or recovered directly or indirectly from Guaranteed
Parties as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations.

          (f) Upon the failure of either or both of the Guarantor Subsidiaries to perform or pay any of the Guaranteed Obligations when and as the same shall become due, Guarantor will upon demand by any Guaranteed Party perform or cause to be performed such Guaranteed Obligations as are to be performed, and pay in cash or cause to be paid in cash such Guaranteed Obligations as are to be paid, in each case as the Transaction Agreements shall provide.

          2. GUARANTY ABSOLUTE; CONTINUING GUARANTY. The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) Guaranteed Parties may enforce this Guaranty upon the occurrence of any failure of either or both of the Guarantor Subsidiaries to perform under the Transaction Agreements (unless and solely to the extent there exists a bona fide dispute with respect to a Guaranteed Obligation that would, if resolved by a final non-appealable judgment of a court of competent jurisdiction in favor of a Guarantor Subsidiary, entitle such Guarantor Subsidiary to withhold performance of such Guaranteed Obligation; provided that if such dispute is not ultimately so resolved then this parenthetical shall cease to apply); (b) the obligations of Guarantor hereunder are independent of the obligations of the Guarantor Subsidiaries under the Transaction Agreements and the obligations of any other guarantor of obligations of the Guarantor Subsidiaries and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against either Guarantor Subsidiary or any of such other guarantors and whether or not either or both of the Guarantor Subsidiaries is joined in any such action or actions; and (c) Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guaranteed Obligations that has not been indefeasibly paid. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns, and Guarantor irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

          3. ACTIONS BY GUARANTEED PARTIES. Any Guaranteed Party may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of performance (by payment or otherwise) of the Guaranteed Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the performance (by payment or otherwise) of the same to the performance (by payment or otherwise) of any other obligations, (c) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment of this Guaranty or the Guaranteed Obligations, (d) release, exchange, compromise,


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subordinate or modify, with or without consideration, or exercise any right or remedy with respect to, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person with respect to the Guaranteed Obligations, and (e) exercise any other rights available to Guaranteed Parties under the Transaction Agreements, at Law or in equity.

          4. NO DISCHARGE. This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than performance of such Guaranteed Obligations as are to be performed and by indefeasible payment in full of such Guaranteed Obligations as are to be paid), including the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (a) (i) any failure to assert or enforce any claim or demand or any right, power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations, or (ii) the stay or enjoining, by order of court (except solely to the extent such Guaranteed Obligation that is so stayed or enjoined is a condition precedent to Parent's obligations to consummate the Merger), by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Transaction Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, (c) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect to the extent arising from or relating to actions, omissions or characteristics of Parent, Merger Sub or their respective Affiliates, (d) the application of performance or payments received from any source to the performance or payment of liabilities other than the Guaranteed Obligations, even though any Guaranteed Party might have elected to apply such performance or payment to any part or all of the Guaranteed Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations and
(f) any defenses (except solely to the extent there exists a a bona fide dispute with respect to a Guaranteed Obligation that would, if resolved by a final non-appealable judgment of a court of competent jurisdiction in favor of a Guarantor Subsidiary, entitle such Guarantor Subsidiary to withhold performance of such Guaranteed Obligation; provided that if such dispute is not ultimately so resolved then this parenthetical shall cease to apply), set-offs or counterclaims that either or both of the Guarantor Subsidiaries may assert against any Guaranteed Party in respect of the Guaranteed Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury.

          5. WAIVERS. Guarantor waives, for the benefit of Guaranteed Parties:
(a) any right to require Guaranteed Parties, as a condition of payment or performance by Guarantor, to (i) proceed against either or both of the Guarantor Subsidiaries, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from either or both of the Guarantor Subsidiaries, any other


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guarantor of the Guaranteed Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of either or both of the Guarantor Subsidiaries or any other Person, or (iv) pursue any other remedy in the power of any Guaranteed Party; (b) (i) any defense arising by reason of the incapacity, lack of authority or any disability of either or both of the Guarantor Subsidiaries or (ii) any other defense (but excluding an "other defense" in respect of and to the extent there exists a bona fide dispute with respect to a Guaranteed Obligation that would, if resolved by a final non-appealable judgment of a court of competent jurisdiction in favor of a Guarantor Subsidiary, entitle such Guarantor Subsidiary to withhold performance of such Guaranteed Obligation; provided that if such dispute is not ultimately so resolved then this parenthetical shall cease to apply) of either or both of the Guarantor Subsidiaries, including any defense based on or arising out of the lack of validity or the unenforceability arising from or related to actions, omissions or characteristics of Parent, Merger Sub or their respective Affiliates of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of either or both of the Guarantor Subsidiaries from any cause other than indefeasible payment in full in cash of the Guaranteed Obligations to be paid and the performance of all the other Guaranteed Obligations or to the extent of a final nonappealable judgment of a court of competent jurisdiction of the cessation of such liability due to a bona fide defense of such Guarantor Subsidiary in respect of a Guaranteed Obligation; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Guaranteed Party's errors or omissions in the administration of the Guaranteed Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof,
(iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Guaranteed Party protect, secure, perfect or insure any Encumbrance or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Transaction Agreements, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to either or both of the Guarantor Subsidiaries and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

          6. GUARANTOR'S RIGHTS OF SUBROGATION, CONTRIBUTION, ETC.; SUBORDINATION OF OTHER OBLIGATIONS. Until the Guaranteed Obligations shall have been paid in full, Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against either or both of the Guarantor Subsidiaries or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim,


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right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (i) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against either or both of the Guarantor Subsidiaries, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Guaranteed Party now has or may hereafter have against either or both of the Guarantor Subsidiaries, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Guaranteed Party and (b) any right of contribution Guarantor now has or may hereafter have against any other guarantor of any of the Guaranteed Obligations. Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against either or both of the Guarantor Subsidiaries or against any collateral or security, and any rights of contribution Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights Guaranteed Parties may have against either or both of the Guarantor Subsidiaries, to all right, title and interest Guaranteed Parties may have in any such collateral or security, and to any right Guaranteed Parties or the other Guaranteed Parties may have against such other guarantor. Any indebtedness of either or both of the Guarantor Subsidiaries now or hereafter held by Guarantor is subordinated in right of payment to the Guaranteed Obligations.

          7. EXPENSES. Guarantor agrees to pay, or cause to be paid, on demand, and to save Guaranteed Parties harmless against liability for, (i) any and all costs and expenses (including fees, costs of settlement and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Guaranteed Party in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by Guarantor under the provisions of any Transaction Agreement.

          8. SET OFF. In addition to any other rights any Guaranteed Party may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to any Guaranteed Party under this Guaranty, such Guaranteed Party is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all indebtedness of such Guaranteed Party owing to Guarantor and any other property of Guarantor held by a Guaranteed Party to or for the credit or the account of Guarantor against and on account of the Guaranteed Obligations and liabilities of Guarantor to any Guaranteed Party under this Guaranty.

          9. TAX MATTERS. Any payment made pursuant to this Guaranty shall be made free and clear of and without deduction for any and all Taxes. If Guarantor shall be required by applicable law to deduct or withhold any Taxes imposed by any taxing authority or other governmental authority from or in respect of any sum payable under this Guaranty, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this section), such Guaranteed Party receives an amount equal to the sum it would have received had no such deductions or withholdings been


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required. Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority or other governmental authority in accordance with applicable law and shall furnish, as soon as possible thereafter, the Guaranteed Party with the original or a certified copy of any receipt evidencing payment thereof. Guarantor further agrees to indemnify each Guaranteed Party for the full amount of Taxes to be paid by the Guaranteed Party, on or with respect to any payment by or on account of any obligation of the Guarantor hereunder and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto, to the extent such amounts exceed the amounts that would have been borne by the Guaranteed Party had each Guarantor Subsidiary fulfilled its obligations under the Transaction Agreements. This indemnification shall be made within 10 days from the date a Guaranteed Party makes written demand therefor (which shall be presumed correct absent manifest error).

          10. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor hereby represents and warrants to each Guaranteed Party as follows:

          (a) AUTHORITY; ENFORCEABILITY. Guarantor has all requisite corporate power and authority to execute this Guaranty and to consummate the transactions contemplated hereby. The execution and delivery by Guarantor of this Guaranty and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Guarantor.

          (b) EXECUTION; DELIVERY. Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject to the Bankruptcy and Equity Exception. No consent of, or registration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Guarantor in connection with the execution, delivery and performance of this Guaranty. No approval of Guarantor's shareholders or any third party is required in order for either or both of the Guarantor Subsidiaries to consummate the Merger or the other transactions contemplated by the Merger Agreement or the Principal Stockholders Agreement, or for the Guarantor to perform its obligations hereunder. This Guaranty has been executed under seal.

          (c) NO CONFLICTS. The execution, delivery and performance of this Guaranty by Guarantor will not constitute or result in (i) a breach or violation of, or a default under, the organizational documents of Guarantor, (ii) a violation of any Law or Order applicable to the Guarantor or (iii) a breach or violation of, a termination (or right of termination) or a default under, the acceleration of any obligations or the creation of an Encumbrance on the assets of the Guarantor (with or without notice, lapse of time or both) pursuant to any Contract to which the Guarantor or any Subsidiary is a party or otherwise binding upon the Guarantor or any of its Subsidiaries or any of the Guarantor's Permits or Approvals.

          (d) LITIGATION AND LIABILITIES. As of the date hereof there are no Actions pending, or to the knowledge of Guarantor, threatened against Guarantor or any of its Subsidiaries, except for those that would not, individually or in the aggregate, have a material adverse effect on the ability of (i) Guarantor to perform its obligations hereunder


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or (ii) the Guarantor Subsidiaries to consummate the transactions contemplated by the Merger Agreement. The term "knowledge" as used in this paragraph with respect to Guarantor shall mean the knowledge of Philip Green, Terry Timms, Andrew Crowe and Eric Lardiere.

          (e) AVAILABLE FUNDS. Guarantor has and will continue to have available to it through the Closing all funds necessary to satisfy all of the Guarantor Subsidiaries obligations under the Merger Agreement and otherwise in connection with the Merger and the other transactions contemplated by the Merger Agreement, to repay, in full, all indebtedness of the Company that will become due and payable as a result of the consummation of the Merger, and to pay all charges and expenses required to be paid by Guarantor, Merger Sub or the Surviving Corporation pursuant to Section 6.8 of the Merger Agreement.

          11. COVENANTS. Guarantor covenants and agrees that if Guarantor or any of its successors or assigns (i) shall consolidate with, amalgamate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation, amalgamation or merger or (ii) shall transfer all or substantially all of its properties and assets to any other Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Guarantor shall assume all of its obligations set forth in this Guaranty.

          12. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of Guaranteed Parties and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          13. MISCELLANEOUS. (a) The rights, powers and remedies given to Guaranteed Parties by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Guaranteed Parties by virtue of any statute or rule of law or in any of the Transaction Agreements or any agreement between Guarantor and one or more Guaranteed Parties or between Parent, Merger Sub and one or more Guaranteed Parties. Any forbearance or failure to exercise, and any delay by any Guaranteed Party in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

          (b) The Section headings herein are for convenience of reference only, do not constitute part of this Guaranty and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Guaranty is made to a Section, such reference shall be to a Section of this Guaranty unless otherwise indicated. Unless otherwise indicated, whenever the words "include," "includes" or "including" are used in this Guaranty, they shall be deemed to be followed by the words "without limitation."


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          (c) In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          (d) Guarantor agrees that irreparable damage would occur to each Guaranteed Party in the event any of the provisions of this Guaranty were not performed in accordance with the terms hereof and that each Guaranteed Party is entitled to specific performance of the terms of this Guaranty in addition to any other remedies at Law or in equity.

          (e) Guarantor may not assign its rights or delegate it's obligations under this Guaranty, in whole or in part without the prior written consent of each Guaranteed Party. Any purported assignment or delegation in violation of the terms of this Guaranty is void. This Guaranty shall inure to the benefit of Guaranteed Parties and their respective successors and assigns. Except with respect to Guaranteed Obligations relating to (i) Article IV (Effect of the Merger on Capital Stock; Exchange of Certificates) of the Merger Agreement, which Guaranteed Obligations shall be enforceable by the holders of the Common Shares and the holders of the Series C Preferred Shares after the Effective Time, (ii) Section 6.9 (Indemnification; Directors' and Officers' Insurance) of the Merger Agreement, which Guaranteed Obligations shall be enforceable by the Indemnified Parties after the Effective Time, (iii) the last sentence of Section 4.3(b)(i) of the Merger Agreement, which Guaranteed Obligations shall be enforceable by the Principal Stockholders, and (iv) the last sentence of Section 4.3(b)(ii) of the Merger Agreement, which Guaranteed Obligations shall be enforceable by the holders of the Series C Preferred Shares, this Guaranty is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          (f) This Guarantee is made in connection with an international transaction in which the specification of dollars and payment in New York is of the essence, and the obligations of the Guarantor under this Guarantee to make payment to (or for the account of) the Guaranteed Parties in dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the relevant Guaranteed Party in New York of the full amount of dollars payable thereto or to be deposited therein under this Guarantee or any other Transaction Agreements. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Guaranteed Party could purchase dollars with such other currency on the business day preceding that on which final judgment is given. The Guarantor's obligation in respect of any sum due from the Guarantor to the relevant Guaranteed Party hereunder shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Business Day following its receipt or the deposit of any sum adjudged to be so due in such other currency, the relevant Guaranteed Party may, in accordance with normal banking procedures, purchase (and remit in New York, New York) dollars with such other


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currency; if the dollars so purchased and remitted are less than the sum originally due in dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant Guaranteed Party against such loss.

          (g) THIS GUARANTY SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Guaranty and of the documents referred to in this Guaranty, and in respect of the transactions contemplated hereby, and hereby waive and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Guaranty or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Action shall be heard and determined in such a Delaware or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.6 of the Merger Agreement or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. Without limiting the generality of the preceding sentence, Guarantor hereby irrevocably appoints the registered agent of Parent in the State of Delaware, as its agent (the "Agent") for service of process in any suit, action or proceeding described above. Guarantor agrees that service of process in any such suit, action or proceeding may be made upon it at the office of the Agent. Immediately after the execution hereof, Guarantor shall provide the Company evidence of the appointment of such Agent. Guarantor waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Guarantor represents and warrants that the Agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. The parties hereby agree that in no event shall the other parties' respective stockholders, directors or officers be liable for any claims or damages with respect to the subject matter of this Guaranty, and the parties agree not to assert any such claims or damages against the other parties' respective stockholders, directors or officers.

          (H) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS GUARANTY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY. EACH PARTY CERTIFIES AND

ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

          14. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

                  [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed under seal by two of its duly elected directors thereunto duly authorized, and Guaranteed Parties have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized, in each case as of the date first written above.

                                        MEGGITT PLC


                                        By: /s/ Terence Twigger
                                            ------------------------------------
                                        Name: Terence Twigger
                                        Title: Director


                                        By: /s/ Philip E. Green
                                            ------------------------------------
                                        Name: Philip E. Green
                                        Title: Director


                                        FIREARMS TRAINING SYSTEMS, INC.


                                        By: /s/ Ronavan Mohling
                                            ------------------------------------
                                        Name: Ronavan Mohling
                                        Title: Chairman & CEO

                            [GUARANTY SIGNATURE PAGE]

                                        CENTRE CAPITAL INVESTORS II, L.P.

                                        CENTRE CAPITAL TAX EXEMPT
                                        INVESTORS II, L.P.

                                        CENTRE CAPITAL OFFSHORE
                                        INVESTORS II, L.P.

                                        By: Centre Partners II, L.P.,
                                            as General Partner

                                        By: Centre Partners Management LLC, as
                                            Attorney-in-Fact


                                        By: /s/ Scott Perekslis
                                            ------------------------------------
                                        Name: Scott Perekslis
                                        Title: Managing Director


                                        CENTRE PARTNERS COINVESTMENT, L.P.

                                        By: Centre Partners II LLC,
                                            as General Partner


                                        By: /s/ Scott Perekslis
                                            ------------------------------------
                                        Name: Scott Perekslis
                                        Title: Managing Director
                                               Centre Partners Management LLC,
                                               as Attorneys-in-Fact


                                        CENTRE PARTNERS II, LLC


                                        By: /s/ Scott Perekslis
                                            ------------------------------------
                                        Name: Scott Perekslis
                                        Title: Managing Director
                                               Centre Partners Management LLC,
                                               as Attorneys-in-Fact

                            [GUARANTY SIGNATURE PAGE]